EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Ivax Diagnostics, Inc.
 (formerly b2bstores.com, Inc.)
Miami, Florida

We hereby consent to the incorporation by reference in the previously filed Form S-8 Registration Statement (No. 333-48316) of our report dated March 8, 2001, except for Note 1 as to which the date is March 14, 2001, relating to the financial statements of Ivax Diagnostics, Inc. (formerly b2bstores.com, Inc.), appearing in the Company's Annual Report on Form 10-KSB for the year ended December 21, 2000.


/s/ BDO Seidman, LLP

New York, New York
March 22, 2001